UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2011
Date of Report (Date of earliest event reported)
NU SKIN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
Delaware	001-12421	87-0565309
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
75 West Center Street Provo, UT 84601
(Address of principal executive offices and zip code)
(801) 345-1000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01     Regulation FD Disclosure.

In light of the devastating earthquake and tsunami in Japan, Nu Skin Enterprises, Inc. (the “Company”) confirms the following:

•	All of the Company’s employees and top-level independent distributors in Japan have been accounted for;

•	No significant damage was sustained by the Company’s offices, warehouses or inventory in Japan;

•	Despite ongoing challenges including periodic power outages and transportation shutdowns, the Company is working to normalize its operations as quickly as possible;

•	Japan accounts for approximately 30% of the Company’s revenue globally;

•	Approximately 55% of the Company’s revenue in Japan comes from orders through its monthly product subscription program;

•	The area of Japan most severely impacted by the recent catastrophes represents slightly less than 10% of the Company’s revenue in Japan; and

•	The Company continues to repurchase shares of its stock on the open market pursuant to its ongoing share repurchase program.

Because the situation in Japan is continuing to develop and change daily, it is difficult to quantify the anticipated negative impact of the recent catastrophes on the Company’s financial results. The Company will continue to assess developments in Japan and will provide further information as it becomes available.

This information is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC.
(Registrant)

/s/ Ritch N. Wood
Ritch N. Wood
Chief Financial Officer

Date:  March 15, 2011